GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

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                                                  GIVE THE
                                                  SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                         NUMBER OF--
--------------------------------------------------------------------------------
 1. ...  Individual                               The individual

 2.....  Two or more individuals(1)               The actual owner of the
                                                  (joint) account or,
                                                  if combined funds, the first
                                                  individual listed on the
                                                  account(2)

 3......  Custodian account of a minor (Uniform   The minor(3)
          Gift to Minors Act)

 4......  a. The usual revocable savings trust    The grantor-trustee(2)
          (grantor is also trustee)

          b. So-called trust account that is not
          a legal or valid trust under State law

 5......  Sole proprietorship                     The owner(4)

 6......  Corporate account                       The corporation

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                                                 GIVE THE
                                                 EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                        NUMBER OF--
-----------------------------------------------------------------------------
 7......  Association, club, religious,          The organization
          charitable, educational or other
          tax-exempt organization

 8......  Partnership account                    The partnership

 9......  A broker or registered nominee         The broker or nominee

10......  Account with the Department of         The public entity
          Agriculture in the name of a public
          entity (such as a state or local
          government, school district or
          prison) that receives agricultural
          program payments
 11.....  A valid trust, estate or pension       The legal entity(5)
          trust


(1)  Includes  husband and wife, and adult and minor.  If adult and minor,  give
     Social Security number of the adult or, if the minor is the only contributor, the minor.

(2)  List first and circle the name of the person whose number you furnish.

(3)  Circle the minor's name and furnish the minor's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your SSN or EIN.

(5) List first and circle the name of the valid trust, estate or pension fund. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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                                       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                 NUMBER (TIN) ON SUBSTITUTE FORM W-9
                                        (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)
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NAME

If you  are an individual,  you must  generally  provide the name  (15) A trust exempt from tax under section 664(c) or described in
shown on your social security card.  However, if you have changed       section 4947(a)(1).
your last name, for instance, due to marriage,  without informing the Social  Security  Administration  of the name change,  please  Payments of dividends generally not subject to backup withholding enter  your  first  name,  the last  name  shown  on your  social  include the following:
security card, and your new last name.
                                                                        o    Payments to  nonresident  aliens subject to withholding
                                                                             under section 1441.
OBTAINING A NUMBER
                                                                        o    Payments  to  partnerships  not  engaged  in a trade or
If you don't have a taxpayer identification number ("TIN"), apply            business in the U.S. that have at least one nonresident
for one immediately.  To apply, obtain Form SS-5, Application for            alien partner.
a Social  Security  Card,  from our local  office  of the  Social
Security  Administration,  or Form SS-4, Application for Employer
Identification  Number,  from your local Internal Revenue Service       o    Payments made by certain foreign organizations.
(the "IRS") office.
                                                                   Payments of interest  generally not subject to backup withholding include the following:
PAYEES AND PAYMENTS EXEMPT FROM
 BACKUP WITHHOLDING                                                     o    Payments   of  interest   on   obligations   issued  by
                                                                             individuals.   Note:  You  may  be  subject  to  backup
                                                                             withholding  if this  interest  is $600 or more  and is
The  following is a list of payees  generally  exempt from backup            paid in the course of the payor's trade or business and
withholding  and for which no information  reporting is required.            you have not provided your correct TIN to the payor.
For interest and  dividends,  all listed payees are exempt except
item (9). For broker  transactions,  payees listed in (1) through       o    Payments    of    tax-exempt     interest    (including
(13) and a person registered under the Investment Advisers Act of            exempt-interest dividends under section 852).
1940 who regularly acts as a broker are exempt.  Payments subject
to reporting  under sections 6041 and 6041A are generally  exempt       o    Payments described in section 6049(b)(5) to nonresident
from backup withholding only if made to payees described in items            aliens.
(1)  through  (7),  except  that a  corporation  (except  certain
hospitals  described in  Regulations  section  1.6041-3(a))  that       o    Payments on tax-free covenant bonds under section 1451.
provides  medical and  healthcare  services or bills and collects
payments for such services is not exempt from backup  withholding       o    Payments made by certain foreign organizations.
or information reporting.
                                                                        o    Mortgage interest paid by you.

(1)  A corporation.
                                                                   Payments  that  are not  subject  to  information  reporting  are
(2)  An organization  exempt from tax under section 501(a), or an  generally  also not subject to backup  withholding.  For details, individual  retirement plan ("IRA"),  or a custodial account  see sections 6041,  6041A(a),  6042,  6044, 6045, 6049, 6050A and
     under  section   403(b)(7)  if  the  account  satisfies  the  6050N, and the regulations under those sections.
     requirements of section 401(f)(2).
                                                                   PRIVACY ACT  NOTICE.--Section  6109  requires you to furnish your
(3)  The   United    States   or   any   of   its   agencies   or  correct TIN to persons who must file information returns with the
     instrumentalities.                                            IRS to report interest,  dividends, and certain other income paid
                                                                   to  you,   mortgage   interest  you  paid,  the   acquisition  or
                                                                   abandonment  of  secured  property,   cancellation  of  debt,  or
(4)  A state,  the  District of  Columbia,  a  possession  of the  contributions  you made to an IRA.  The IRS uses the  numbers for
     United States,  or any of their  political  subdivisions  or  identification  purposes  and to help verify the accuracy of your
     instrumentalities.                                            tax  return.  You must  provide  your TIN  whether or not you are required to file a tax return. Payors must generally withhold 31%
                                                                   of taxable  interest,  dividend,  and certain other payments to a
(5)  A foreign  government or any of its political  subdivisions,  payee who does not  furnish a TIN to a payor.  Certain  penalties
     agencies or instrumentalities.                                may also apply.

(6)  An  international  organization  or any of its  agencies  or  PENALTIES instrumentalities.
                                                                   (1) FAILURE TO FURNISH  TIN.--If you fail to furnish your correct
(7)  A foreign central bank of issue.                              TIN to a requester  (the person  asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure  unless
(8)  A dealer in securities or  commodities  required to register  your  failure  is due to  reasonable  cause  and  not to  willful in the U.S., the District of Columbia or a possession of the  neglect.
     U.S.
                                                                   (2)  CIVIL  PENALTY  FOR  FALSE   INFORMATION   WITH  RESPECT  TO
(9)  A futures commission  merchant registered with the Commodity  WITHHOLDING.--If  you make a false  statement  with no reasonable
     Futures Trading Commission.                                   basis that results in no backup withholding, you are subject to a
                                                                   $500 penalty.
(10) A real estate investment trust.
                                                                   (3)  CRIMINAL  PENALTY FOR  FALSIFYING  INFORMATION.  --Willfully
(11) An entity  registered at all times during the tax year under  falsifying  certifications  or  affirmations  may  subject you to
     the Investment Company Act of 1940.                           criminal penalties including fines and/or imprisonment.

(12) A common trust fund operated by a bank under section 584(a).  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American
     Society of Corporate Secretaries, Inc., Nominee List.
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